UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   September 8, 2005

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50386	98-040164
(Commission File Number)	(IRS Employer Identification No.)

The Oil & Gas Commerce Building 309 West 7th Street, Suite 1600 Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure

On September 8, 2005, Cano Petroleum, Inc. (“Cano”) entered into a Summary of Indicative Terms regarding the proposed acquisition of all of the outstanding stock of a privately held corporation for consideration of approximately $54 million, comprised of $47 million in cash and $7 million in restricted Cano common stock.  The target corporation owns a 100% working interest in an established producing field encompassing approximately 20,000 acres, approximately 900 producing wells, substantial equipment inventory and several workover rigs.  Daily production from the field is 536 bopd and 2,544 mcfd.  According to an independent engineering report, the proved producing reserves of the field are approximately 6 million boe.  The Summary of Indicative Terms is non-binding, calls for a September 1, 2005 effective date, a November 1, 2005 closing date and contemplates the execution of a Purchase and Sale Agreement.  There can be no guarantee that the proposed acquisition will take place or that if it does take place, that it will take place on the terms set forth above.

Safe-Harbor Statement — Except for the historical information contained herein, the matters set forth herein are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the “safe-harbor” provisions of those Acts. Many important risks, factors and conditions may cause the company’s actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates or forecasts of reserves, estimates or forecasts of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Cano Petroleum, Inc. to obtain additional capital, whether the proposed acquisition is finalized, and on what terms, if any, and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and is not incorporated by reference into any filing of Cano whether made before or after the date hereof, regardless of any general incorporation language in such filing.

* * * * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: September 13, 2005
	By:	/s/ Michael J. Ricketts
Michael J. Ricketts
Chief Financial Officer